Exhibit 99.1

VBI Vaccines Announces Collaboration with the National Research Council of

Canada to Develop Pan-Coronavirus Vaccine Candidate Targeting COVID-19,

SARS, and MERS

CAMBRIDGE, Mass, OTTAWA, Canada (March 31, 2020) – VBI Vaccines Inc. (NASDAQ: VBIV) (“VBI”), a commercial-stage biopharmaceutical company developing next-generation infectious disease and immuno-oncology vaccines, today announced a collaboration with the National Research Council of Canada (NRC), Canada’s largest federal research and development organization, to develop a pan-coronavirus vaccine candidate, targeting COVID-19, severe acute respiratory syndrome (SARS), and Middle East respiratory syndrome (MERS).

“COVID-19 is now the third, and to-date the most widespread, coronavirus outbreak in the 21st century, and while it is clearly a priority at this time, there remains an unmet medical need for broader protection against emerging coronaviruses,” said Francisco Diaz-Mitoma, M.D., Ph.D., VBI’s Chief Medical Officer. “Coronaviruses are enveloped viruses by nature which we believe makes them a prime target for VBI’s flexible enveloped virus-like particle (eVLP) platform technology, ongoing development of which is led and conducted at our research facility in Ottawa, Canada. Based on past clinical experience with the eVLP platform, we expect that a multivalent eVLP vaccine candidate, co-expressing SARS-CoV-2, SARS-CoV, and MERS-CoV spike proteins on the same particle, will be possible to develop. Moreover, we believe the trivalent construct could allow for the production of broadly reactive antibodies, which offer potential for protection from mutated strains of COVID-19 that may emerge over time. We share the NRC’s commitment to public health and we look forward to working with them to quickly address the ongoing pandemic.”

“We are working hard to be part of the solution in this time of increasing uncertainty by providing key Canadian expertise and facilities to help address the real and potential global impacts of COVID-19,” said Roman Szumski, Vice President, Life Sciences at the NRC.

Laksmi Krishnan, Director General of the NRC’s Human Health Therapeutics Research Centre, further commented, “The COVID-19 antigens designed at the NRC have been developed and manufactured in a well-known and proven cell line, and we believe that our access to critical samples can accelerate candidate evaluation. We have a successful track record of working with VBI and this collaboration further builds upon validated research and proven technologies, all of which we believe strengthen our approach to develop a differentiated, broadly reactive, multivalent vaccine candidate.”

The collaboration will combine VBI’s viral vaccine expertise, eVLP technology platform, and coronavirus antigens with the NRC’s uniquely-designed COVID-19 antigens and assay development capabilities to identify the most immunogenic vaccine candidate for further development.

Under the terms of the agreement, the NRC and VBI will collaborate to evaluate and select the optimal vaccine candidate. Following IND-enabling pre-clinical studies, conducted at both the NRC core facilities and at VBI’s research facility in Ottawa, Canada, VBI believes that clinical study materials could be available in Q4 2020.

About Coronaviruses

Coronaviruses are a large family of enveloped viruses that usually cause respiratory illness of varying severities, including the common cold and pneumonia. Only seven coronaviruses are known to cause disease in humans, four of which most frequently cause symptoms of the common cold. Three of the seven coronaviruses, however, have more serious outcomes in people. These include (1) SARS-CoV2, a novel coronavirus identified as the cause of coronavirus disease 2019 (COVID-19); (2) MERS-CoV, identified in 2012 as the cause of Middle East respiratory syndrome (MERS); and (3) SARS-CoV, identified in 2002 as the cause of an outbreak of severe acute respiratory syndrome (SARS).1,2

1 “Coronavirus.” World Health Organization, https://www.who.int/health-topics/coronavirus.

2 “Coronaviruses.” National Institute of Allergy and Infectious Diseases, https://www.niaid.nih.gov/diseases-conditions/coronaviruses

About VBI Vaccines Inc.

VBI Vaccines Inc. (Nasdaq: VBIV) is a commercial-stage biopharmaceutical company developing a next generation of vaccines to address unmet needs in infectious disease and immuno-oncology. VBI is advancing the prevention and treatment of hepatitis B, with the only trivalent hepatitis B vaccine, Sci-B-Vac®, which is approved for use and commercially available in Israel, and recently completed its Phase 3 program in the U.S., Europe, and Canada, and with an immunotherapeutic in development for a functional cure for chronic hepatitis B. VBI’s enveloped virus-like particle (eVLP) platform technology enables development of eVLPs that closely mimic the target virus to elicit a potent immune response. VBI’s lead eVLP programs include a vaccine immunotherapeutic candidate targeting glioblastoma (GBM) and a prophylactic CMV vaccine candidate. VBI is headquartered in Cambridge, MA, with research operations in Ottawa, Canada, and research and manufacturing facilities in Rehovot, Israel.

Website Home: http://www.vbivaccines.com/

News and Insights: http://www.vbivaccines.com/wire/

Investors: http://www.vbivaccines.com/investors/

National Research Council Canada

Founded in 1916, the National Research Council of Canada (NRC) is Canada’s largest federal research and development organization. The NRC partners with Canadian industry to take research impacts from the lab to the marketplace. This market-driven focus is designed to shorten the time between early-stage research and development and commercialization, enhance people’s lives and address some of the world’s most pressing issues.

Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The company cautions that such statements involve risks and uncertainties that may materially affect the company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to successfully commercialize our product candidates following regulatory approvals; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the company’s products. A discussion of these and other factors, including risks and uncertainties with respect to the company, is set forth in the Company’s filings with the Securities and Exchange Commission and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 5, 2020, and filed with the Canadian security authorities at sedar.com on March 5, 2020, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forward-looking statements for any reason, except as required by law.

VBI Investor & Media Contact

Nicole Anderson

Director, Corporate Communications & IR

Phone: (617) 830-3031 x124

Email: IR@vbivaccines.com

Media Relations

National Research Council of Canada

613-991-1431

1-855-282-1637

media@nrc-cnrc.gc.ca